Exhibit 99.1
For Financial Inquiries:
Sybase Investor Relations
Lynne Farris
(925) 236-8797
lynne.farris@sybase.com
Charlie Chen
(925) 236-6015
charles.chen@sybase.com
For Press Inquiries:
Sybase Public Relations
Crystal Lu
(925) 236-6431
crystal.lu@sybase.com
SYBASE REPORTS BEST QUARTER AND YEAR IN COMPANY HISTORY
Fourth Quarter Revenue Up 15%, GAAP Operating Income Up 33%, and
Cash Flow from Operations Up 65% Year over Year
DUBLIN, Calif. — January 24, 2008— Sybase, Inc. (NYSE: SY), a leading provider of enterprise infrastructure and mobile software, today reported financial results for the fourth quarter and full year ended December 31, 2007.
Record Achievements:
w	Total revenue of $295.2 million for Q407 and $1.026 billion for full-year 2007

w	Non-GAAP operating margin of 28% for Q407 and 22% for full-year 2007

w	GAAP operating margin of 23% for Q407 and 16% for full-year 2007

w	Non-GAAP EPS of $0.61 for Q407 and $1.70 for full-year 2007

w	GAAP EPS of $0.81 for Q407 and $1.61 for full-year 2007

w	Cash flow from operations of $83.5 million for Q407 and $254.0 million for full-year 2007
Other Q407 Highlights:
w	Total license revenue of $112.9 million, up 12% year over year

w	Total database license revenues increased 16% year over year

w	Cash flow from operations up 65% year over year

w	Non-GAAP EPS growth of 17% and GAAP EPS growth of 185% year over year

w	Stock repurchases of $75.3 million

2007 Fourth Quarter Results
Total revenue for the fourth quarter of 2007 increased 15% to $295.2 million from $256.5 million in the fourth quarter of 2006. License revenue grew 12% to $112.9 million from $100.4 million in the fourth quarter of 2006. Services revenue increased 4% year over year to $143.5 million. Messaging revenues were $38.8 million.
Non-GAAP operating income for the fourth quarter increased 29% year over year to $81.8 million, representing a 28% operating margin.
Non-GAAP net income for the fourth quarter was $55.4 million, or earnings per diluted share (EPS) of $0.61, a 14% increase over non-GAAP net income of $48.4 million, or EPS of $0.52 for the fourth quarter of 2006.
Operating income calculated in accordance with generally accepted accounting principles (GAAP) for the fourth quarter increased 33% year over year to $66.9 million, representing an operating margin of 23%.
GAAP net income increased 179% to $73.5 million, or GAAP EPS of $0.81, for the fourth quarter. This compares with GAAP net income of $26.4 million, or GAAP EPS of $0.28, for the fourth quarter of 2006. Net income reflected a $27.0 million credit to GAAP tax expense relating to the reversal of valuation allowances on certain U.S. tax assets. This reversal is attributable to the company’s strong U.S. profits during 2007, along with a consistent profit outlook for 2008.
Non-GAAP amounts exclude the amortization of certain purchased intangibles, stock-based compensation, and restructuring costs, and the tax effect of these and related items. Accompanying this release is a reconciliation from GAAP to non-GAAP amounts for the fourth quarter of 2007 and 12-month period ended December 31, 2007.
2007 Full-Year Results
Total revenue for 2007 increased 17% year over year to $1.026 billion, and license revenue for the year increased 6% year over year to $344.8 million. Services revenue increased slightly to $544.2 million, and messaging revenues were $136.5 million.
Non-GAAP operating income increased 26% year over year to $220.8 million, representing a non-GAAP operating margin of 22%. Non-GAAP net income grew 12% year over year, reaching $157.3 million, or $1.70 per diluted share.
Full-year GAAP operating income increased 26% year over year to $168.6 million, representing an operating margin of 16%. GAAP net income increased 57% year over year to $148.9 million, or GAAP EPS of $1.61.

Cash flow from operations increased 18% year over year to $254.0 million.
“Our strong Q4 performance completes the best year in Sybase’s 23-year history,” stated John Chen, chairman, CEO, and president of Sybase. “My appreciation goes out to our 4,000 dedicated employees, customers and partners worldwide for making this possible. These results demonstrate that our leadership in the Unwired Enterprise market is driving momentum for Sybase and expanding the size of our addressable market.
“We are extremely proud of our consistently strong execution,” added Mr. Chen. “This is evident in our solid performance in key operating metrics, including revenue growth, operating margin expansion, cash flow, and earnings over the last three years.
“We remain steadfastly focused on our goals to create long-term, sustainable value and drive double-digit returns for the benefit of all our stakeholders,” concluded Mr. Chen.
Balance Sheet and Other Data
At December 31, 2007, Sybase reported $738.3 million in cash and cash investments, including restricted cash of $3.4 million. In the fourth quarter, the company generated $83.5 million in cash flow from operations.
During the fourth quarter of 2007, Sybase repurchased $75.3 million of its outstanding common stock. As of December 31, 2007, $83.1 million remained authorized under the company’s current share repurchase program.
Days sales outstanding (DSO) for the fourth quarter was 75.
Guidance
For the first quarter ending March 31, 2008, management anticipates total revenue in the range of $240 million to $250 million. Management anticipates non-GAAP fully diluted EPS in the range of $0.30 to $0.35 and GAAP EPS in the range of $0.21 to $0.26.
For full-year 2008, management anticipates total revenue in the range of $1.075 billion to $1.090 billion. Management anticipates non-GAAP EPS in the range of $1.85 to $1.90 and GAAP EPS in the range of $1.50 to $1.55. Management anticipates full-year 2008 cash flow from operations in the range of $220 million to $240 million.
Accompanying this release is a reconciliation from projected GAAP to non-GAAP amounts for the estimated 2008 first quarter and full year results.

Conference Call and Webcast Information
The Sybase 2007 fourth quarter conference call and simultaneous Webcast is scheduled to begin at 7:30 a.m. Pacific Time/10:30 a.m. Eastern Time on Thursday, January 24, 2008. To access the live Webcast, please visit www.fulldisclosure.com or Sybase’s Website at www.sybase.com at least 20 minutes prior to the call to download any necessary audio or plug-in software. A telephone replay will be available approximately two hours after the conference call ends and will be available until 10:00 p.m. Pacific Time on January 31, 2008. To access the replay, please dial (888) 203-1112 for domestic access and (719) 457-0820 for international callers; the access code for the telephone replay is #8405280. Additionally, the archived Webcast will be available through April 4, 2008 at http://www.sybase.com/about_sybase/investorrelations.
About Sybase, Inc.
Sybase is the largest global enterprise software company exclusively focused on managing and mobilizing information from the data center to the point of action. Sybase provides open, cross-platform solutions that securely deliver information anytime, anywhere, enabling customers to create an information edge. The world’s most critical data in commerce, finance, government, healthcare, and defense runs on Sybase. For more information, visit the Sybase Website at http://www.sybase.com.
Forward-Looking Statements
Certain statements in this release concerning Sybase, Inc. and its prospects and future growth are forward-looking and involve a number of uncertainties and risks. Factors that could cause actual events or results to differ materially from those suggested by these forward-looking statements include, but are not limited to, the performance of the global economy and growth in software industry sales; market acceptance of the company’s products and services; customer and industry analyst perception of the company and its technology vision and future prospects; the success of certain business combinations engaged in by the company or by competitors; political unrest or acts of war; possible disruptive effects of organizational or personnel changes; and other factors described in Sybase, Inc.’s reports filed with the U.S. Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2006 and Form 10-Q for the quarters ended March 31, 2007, June 30, 2007, and September 30, 2007.
Note Regarding Non-GAAP Financial Measures
In addition to our GAAP results, Sybase discloses adjusted operating income, net income and net income per share, referred to respectively as “non-GAAP operating income”, “non-GAAP net income”, and “non-GAAP net income per diluted share”. These items, which are collectively referred to as “Non-GAAP Measures”, exclude the impact of stock-based compensation, the amortization of acquisition-related intangible assets, restructuring costs and related tax effects. From time to time, subject to the review and approval of the audit committee of the Board of Directors, we may make other adjustments for expenses and gains that we do not consider reflective of core operating performance in a particular period and may modify the Non-GAAP Measures by excluding these expenses and gains. There were no such expenses or gains during the periods presented.
We define our core operating performance to be the revenues recorded in a particular period and the expenses incurred within that period which management has the capability of directly affecting in order to drive operating income. Non-cash stock-based compensation, amortization of acquisition-related intangible assets and restructuring charges are excluded from our core operating performance because the decisions which gave rise to these expenses were not made to drive revenue in a particular period, but rather were made for our long-term benefit over multiple periods. While strategic decisions, such as the decisions to issue stock-based compensation, to acquire a company or to restructure the organization, are made to further our long-term strategic objectives and do impact our income statement under GAAP, these items affect multiple periods and management is not able to change or affect these items within any particular period. As such, supplementing GAAP disclosure with non-GAAP disclosure using the Non-GAAP Measures provides management with an additional view of operational performance by excluding expenses that are not directly related to performance in any particular period. Therefore, we exclude these impacts in our planning, monitoring, evaluation and reporting of our underlying revenue-generating operations for a particular period.
Prior to the adoption of Financial Accounting Standards Board Statement 123 Revised “Share-based Payment” (“FAS 123R”) on January 1, 2006, our practice was to exclude stock-based compensation internally to evaluate performance and we presented investors with certain Non-GAAP Measures. With the adoption of FAS 123R, we continue to believe that Non-GAAP Measures can provide relevant disclosure to investors as contemplated by Staff Accounting Bulletin 107 (“SAB 107”) and we have presented Non-GAAP Measures that exclude stock-based compensation, amortization of acquisition-related intangible assets, restructuring costs and the related tax effects. While these items (other than restructuring) are recurring and affect GAAP net income, we do not use them to assess our operational performance for any particular period because (a) these items affect multiple periods and are unrelated to business performance in a particular period; (b) we are not able to change these items in any particular period; and (c) these items do not contribute to the operational performance of our business for any particular period.

We also use Non-GAAP Measures to operate the business because the excluded expenses are not under the control of, and accordingly are not used in evaluating the performance of, operations personnel within their respective areas of responsibility. In the case of stock-based compensation expense, the award of stock options is governed by the stock committee of the Board of Directors and, in the case of acquisition-related intangible assets; acquisitions arise from strategic decisions which are not the responsibility of most levels of operational management. The restructuring charges, like our stock-based compensation charges and amortization of acquisition-related intangible assets, are excluded in management’s internal evaluations of our operating results and are not considered for management compensation purposes.
In the case of stock-based compensation, our compensation strategy is to use stock-based compensation to attract and retain key employees and executives. It is principally aimed at long term employee retention, rather than to motivate or reward operational performance for any particular period. Thus, stock-based compensation expense varies for reasons that are generally unrelated to operational performance in any particular period. We use annual cash incentive payouts for executives and other employees to motivate and reward the achievement of short-term operational objectives.
We view amortization of acquisition-related intangible assets, such as the amortization of an acquired company’s research and development efforts, customer lists and customer relationships, as items arising from pre-acquisition activities. These are costs that are determined at the time of an acquisition. While it is continually viewed for impairment, amortization of the cost is a static expense, one that is typically not affected by operations during any particular period and does not contribute to operational performance for any particular period.
The cost of restructure charges are excluded in our Non-GAAP Measures because they are significantly different in magnitude and character from routine personnel and facility adjustments that management makes when monitoring and conducting the Company’s core operations during any particular period. We have not undertaken restructuring since 2004 and amounts included in cost of restructure in 2006 and subsequently reflect lease termination costs from previously announced restructuring efforts. Our previous restructuring activities and related expenses were not related to operating performance for any particular period, and were not subject to change by management in any particular period. Instead, the prior restructuring was intended to align our business model and expense structure to our position in the market.
Our historical non-GAAP effective tax rates differ from our GAAP effective tax rates because of (i) the exclusion of the amortization of acquisition-related intangible assets, stock-based compensation expenses and restructuring costs described above, (ii) the exclusion of certain acquired tax attributes, and (iii) the resulting impact on the realization of the Company’s other tax assets. We exclude the impact of these discrete tax items from our non-GAAP income tax provision or benefit because management believes that they are not indicative of our ongoing business operations.
Because the Non-GAAP Measures are not calculated in accordance with GAAP, they are used by our management as a supplement to, and not an alternative to, or superior to, financial measures calculated in accordance with GAAP. There are a number of limitations on the Non-GAAP Measures, including the following:
•	These Non-GAAP Measures do not have standardized meanings and may not be comparable to similar non-GAAP measures used or reported by other software or technology companies.

•	The Non-GAAP Measures do not reflect all costs associated with our operations determined in accordance with GAAP. For example:
Non-GAAP operating margin performance and non-GAAP net income do not include stock compensation expense related to equity awards granted to our workforce. Our stock incentive plans are important components of our employee incentive compensation arrangements and are reflected as expenses in our GAAP results under FAS 123R. While we include the dilutive impact of such equity awards in weighted average shares outstanding, the expense associated with stock-based awards is excluded from our non-GAAP measures.

Although amortization of acquisition-related intangible assets does not directly impact our current cash position, such expense represents the declining value of the technology or other intangible assets that we have acquired. These assets are amortized over their respective expected economic lives or impaired, if appropriate. The expense associated with this decline in value is excluded from our non-GAAP measures and therefore non-GAAP measures do not include the costs of acquired intangible assets that supplement our research and development.

Restructuring charges in 2006 and subsequently primarily represent lease termination costs associated with restructuring activities that commenced in 2004 and before. Most of the charges are cash expenditures, which are excluded from our Non-GAAP Measures.

•	Excluded expenses for stock-based compensation and amortization of acquisition-related intangible assets will continue to recur and impact the Company’s GAAP results. While restructuring costs are non-recurring activities, their occasional occurrence will impact GAAP results. As such, the Non-GAAP Measures should not be construed as an inference that the excluded items are unusual, infrequent or non-recurring.
Management compensates for theses limitations by relying on these Non-GAAP Measures only as a supplement to the Company’s GAAP results.

SYBASE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2007	2006
(In thousands, except share and per share data)	(Unaudited)
Current assets:
Cash and cash equivalents	$604,808	$355,303
Short-term investments	93,462	269,612

Total cash, cash equivalents and short-term cash investments	698,270	624,915

Restricted cash	3,424	6,014
Accounts receivable, net	245,267	218,016
Deferred income taxes	37,979	6,224
Prepaid income taxes	17,604	—
Other current assets	25,182	16,392

Total current assets	1,027,726	871,561

Long-term cash investments	36,637	12,781
Property, equipment and improvements, net	64,841	66,458
Deferred income taxes	10,038	36,069
Capitalized software, net	74,278	71,179
Goodwill, net	533,339	540,303
Other purchased intangibles, net	130,608	149,648
Other assets	36,016	39,551

Total assets	$1,913,483	$1,787,550

Current liabilities:
Accounts payable	$30,290	$23,439
Accrued compensation and related expenses	63,852	59,748
Accrued income taxes	273	31,364
Other accrued liabilities	124,849	108,436
Deferred revenue	203,734	193,431

Total current liabilities	422,998	416,418

Other liabilities	44,669	44,428
Deferred income taxes	14,115	14,448
Long-term tax liability	30,807	—
Long-term deferred revenue	4,937	3,965
Minority interest	5,147	5,160
Convertible subordinated notes	460,000	460,000

Total stockholders’ equity	930,810	843,131

Total liabilities and stockholders’ equity	$1,913,483	$1,787,550

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In thousands, except per share data)	2007	2006	2007	2006
Revenues:
License fees	$112,866	$100,383	$344,807	$326,751
Services	143,490	137,841	544,209	531,172
Messaging	38,848	18,240	136,514	18,240

Total revenues	295,204	256,464	1,025,530	876,163

Costs and expenses:
Cost of license fees	14,610	13,658	53,114	50,540
Cost of services	40,826	38,591	157,790	152,962
Cost of messaging	23,375	11,097	82,598	11,097
Sales and marketing	73,089	72,074	266,995	263,281
Product development and engineering	38,159	37,643	152,571	149,510
General and administrative	33,912	28,988	129,319	106,025
Amortization of other purchased intangibles	3,492	2,660	13,783	7,331
Cost of restructure	827	1,514	797	1,653

Total costs and expenses	228,290	206,225	856,967	742,399

Operating income	66,914	50,239	168,563	133,764

Interest income and expense and other, net	5,520	6,423	21,377	27,634
Minority interest	32	(81)	12	(81)

Income before income taxes	72,466	56,581	189,952	161,317

Provision for income taxes	(1,078)	30,187	41,102	66,253

Net income	$73,544	$26,394	$148,850	$95,064

Basic net income per share	$0.83	$0.29	$1.65	$1.06

Shares used in computing basic net income per share	88,381	90,421	90,019	89,557

Diluted net income per share	$0.81	$0.28	$1.61	$1.03

Shares used in computing diluted net income per share	91,159	93,344	92,598	92,251

NON-GAAP RESULTS RECONCILED TO GAAP RESULTS
The following tables reflect selected Sybase non-GAAP results reconciled to GAAP results (in 000s except percentage and per share amounts) :

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,

	2007	2006	2007	2006

Operating Income

GAAP operating income	66,914	50,239	168,563	133,764
Plus:
Amortization of acquisition-related intangible assets	7,011	5,595	27,374	17,411
Stock-based compensation expense	7,023	6,044	24,044	21,725
Cost of restructure	827	1,514	797	1,653

Non-GAAP operating income	$81,775	$63,392	$220,778	$174,553

Net Income

GAAP net income	73,544	26,394	148,850	95,064
Plus:
Amortization of acquisition-related intangible assets	7,011	5,595	27,374	17,411
Stock-based compensation expense	7,023	6,044	24,044	21,725
Cost of restructure	827	1,514	797	1,653
Less:
Incremental income taxes associated with certain Non-GAAP items	(33,035)	8,864	(43,749)	4,409

Non-GAAP net income	$55,370	$48,411	$157,316	$140,262

Net Income Per Diluted Share

GAAP net income per diluted share	$0.81	$0.28	$1.61	$1.03
Plus:
Amortization of acquisition-related intangible assets	0.08	0.06	0.30	0.19
Stock-based compensation expense	0.08	0.06	0.26	0.24
Cost of restructure	0.01	0.02	0.01	0.02
Less:
Incremental income taxes associated with certain Non-GAAP items	(0.36)	0.09	(0.47)	0.05

Non-GAAP net income per diluted share	$0.61	$0.52	$1.70	$1.52

Shares used in computing diluted net income per share	91,159	93,344	92,598	92,251
CLASSIFICATION OF STOCK-BASED COMPENSATION EXPENSE
The following table shows the classification of stock-based compensation expense:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,

	2007	2006	2007	2006

	($000)		($000)

Cost of services	429	409	1,544	1,629
Cost of messaging	113	124	544	124
Sales and marketing	1,486	1,274	5,304	4,432
Product development and engineering	877	714	2,982	2,679
General and administrative	4,118	3,523	13,670	12,861

Total	$7,023	$6,044	$24,044	$21,725
CLASSIFICATION OF AMORTIZATION OF PURCHASED INTANGIBLES
The following table shows the classification of amortization of purchased intangibles expense:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,

	2007	2006	2007	2006

	($000)		($000)

Cost of license fees	2,545	2,935	9,833	10,080
Cost of messaging	974	0	3,758	0
Amortization of other purchased intangibles	3,492	2,660	13,783	7,331

Total	$7,011	$5,595	$27,374	$17,411

SYBASE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Twelve Months Ended
	December 31,
(Dollars in thousands)	2007	2006
Cash and cash equivalents, beginning of year	$355,303	$398,741
Cash flows from operating activities:
Net income	148,850	95,064
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	87,923	72,803
Minority interest in income of subsidiaries	(12)	81
Loss on disposal of assets	37	811
Deferred income taxes	(14,008)	(1,306)
Stock-based compensation — restricted stock	10,155	8,141
Stock-based compensation — all other	13,889	13,585
Tax benefit from stock-based compensation plans	14,229	15,137
Excess tax benefit from stock-based compensation plans	(14,485)	(9,569)
Amortization of note issuance costs	1,969	1,969
Changes in assets and liabilities:
Accounts receivable	(23,232)	6,005
Prepaid income taxes	(17,604)	—
Other current assets	372	3,552
Other assets — operating	2,202	(2,406)
Accounts payable	6,784	(7,838)
Accrued compensation and related expenses	3,708	2,427
Accrued income taxes	12,852	13,237
Other accrued liabilities	9,617	(828)
Deferred revenues	11,288	928
Other liabilities	(520)	2,817

Net cash provided by operating activities	254,014	214,610
Cash flows from investing activities:
(Increase) Decrease in restricted cash	2,590	(641)
Purchases of available-for-sale cash investments	(280,632)	(468,518)
Maturities of available-for-sale cash investments	241,292	282,403
Sales of available-for-sale cash investments	190,778	365,962
Business combinations, net of cash acquired	(6,848)	(399,676)
Purchases of property, equipment and improvements	(23,883)	(18,356)
Proceeds from sale of property, equipment, and improvements	44	9
Capitalized software development costs	(36,431)	(37,531)
(Increase) Decrease in other assets — investing	(188)	13

Net cash provided by (used for) investing activities	86,722	(276,335)
Cash flows from financing activities:
Repayments of long-term obligations	(193)	(60)
Payments on capital lease	(1,389)	(343)
Net proceeds from the issuance of common stock and reissuance of treasury stock	41,190	50,570
Purchases of treasury stock	(166,738)	(59,815)
Excess tax benefit from stock-based compensation plans	14,485	9,569

Net cash used for financing activities	(112,645)	(79)
Effect of exchange rate changes on cash	21,414	18,366

Net increase (decrease) in cash and cash equivalents	249,505	(43,438)

Cash and cash equivalents, end of period	$604,808	$355,303

SYBASE, INC.
CONSOLIDATED STATEMENT OF OPERATIONS BY SEGMENT
FOR THE THREE MONTHS ENDED DECEMBER 31, 2007
(UNAUDITED)

	Infrastructure	iAnywhere			Consolidated
(In thousands, except per share data)	Platform Group	Solutions	Sybase 365	Eliminations	Total
Revenues:
License fees
Infrastructure	$79,353	$38	$5	$—	$79,396
Mobile and Embedded	11,865	21,605	—	—	33,470

Subtotal license fees	91,218	21,643	5	—	112,866
Intersegment license revenues	101	9,887	—	(9,988)	—

Total license fees	91,319	31,530	5	(9,988)	112,866

Services
Direct service revenue	130,384	13,102	4	—	143,490
Intersegment service revenues	227	7,722	—	(7,949)	—

Total services	130,611	20,824	4	(7,949)	143,490

Messaging	—	—	38,848	—	38,848

Total revenues	221,930	52,354	38,857	(17,937)	295,204

Total allocated costs and expenses before cost of restructure and amortization of other purchased intangibles and purchased technology	161,197	36,731	33,438	(17,937)	213,429

Operating income before cost of restructure and amortization of other purchased intangibles and purchased technology	60,733	15,623	5,419	—	81,775

Operating income before cost of restructure and amortization of other purchased intangibles and purchased technology as a percentage of total revenue	27%	30%	14%	0%	28%

Cost of restructure — 2007 Activity	17	—	—	—	17
Amortization of other purchased intangibles	527	1,030	1,935	—	3,492
Amortization of purchased technology	403	2,142	974	—	3,519

Operating income before unallocated costs	$59,786	$12,451	$2,510	$—	$74,747

Other unallocated costs					7,833

Operating income after unallocated costs					66,914

Interest income and expense and other, net					5,520
Minority interest					32

Income before income taxes					72,466

Provision for income taxes					(1,078)

Net income					$73,544

Basic net income per share					$0.83

Shares used in computing basic net income per share					88,381

Diluted net income per share					$0.81

Shares used in computing diluted net income per share					91,159

SYBASE, INC.
CONSOLIDATED STATEMENT OF OPERATIONS BY SEGMENT
FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2007
(UNAUDITED)

	Infrastructure	iAnywhere			Consolidated
(In thousands, except per share data)	Platform Group	Solutions	Sybase 365	Eliminations	Total
Revenues:
License fees
Infrastructure	$238,336	$511	$22	$—	$238,869
Mobile and Embedded	36,744	69,194	—	—	105,938

Subtotal license fees	275,080	69,705	22	—	344,807
Intersegment license revenues	384	30,627	—	(31,011)	—

Total license fees	275,464	100,332	22	(31,011)	344,807

Services
Direct service revenue	496,198	48,007	4	—	544,209
Intersegment service revenues	445	29,002	—	(29,447)	—

Total services	496,643	77,009	4	(29,447)	544,209

Messaging	—	—	136,514	—	136,514

Total revenues	772,107	177,341	136,540	(60,458)	1,025,530

Total allocated costs and expenses before cost of restructure and amortization of other purchased intangibles and purchased technology	600,462	140,301	123,454	(60,458)	803,759

Operating income before cost of restructure and amortization of other purchased intangibles and purchased technology	171,645	37,040	13,086	—	221,771

Operating income before cost of restructure and amortization of other purchased intangibles and purchased technology as a percentage of total revenue	22%	21%	10%	0%	22%

Cost of restructure — 2007 Activity	(13)	—	—	—	(13)
Amortization of other purchased intangibles	2,108	4,168	7,507	—	13,783
Amortization of purchased technology	1,611	8,222	3,758	—	13,591

Operating income before unallocated costs	$167,939	$24,650	$1,821	$—	$194,410

Other unallocated costs					25,847

Operating income after unallocated costs					168,563

Interest income and expense and other, net					21,377
Minority interest					12

Income before income taxes					189,952

Provision for income taxes					41,102

Net income					$148,850

Basic net income per share					$1.65

Shares used in computing basic net income per share					90,019

Diluted net income per share					$1.61

Shares used in computing diluted net income per share					92,598

NON-GAAP RESULTS RECONCILED TO GAAP RESULTS — SEGMENTS
The following table reflects non-GAAP operating income before unallocated costs reconciled to GAAP results for each Sybase segment ( in 000s except percentage and per share amounts ) :

	Three Months Ended			Twelve Months Ended
	December 31, 2007			December 31, 2007

	Infrastructure	iAnywhere		Infrastructure	iAnywhere
	Platform Group	Solutions	Sybase 365	Platform Group	Solutions	Sybase 365

Operating Income Before Unallocated Costs

GAAP operating income before unallocated costs	59,786	12,451	2,510	167,939	24,650	1,821
Plus:
Amortization of acquisition-related intangible assets	930	3,172	2,909	3,719	12,390	11,265
Cost (Reversal) of restructure	17	0	0	(13)	0	0

Non-GAAP operating income before unallocated costs	$60,733	$15,623	$5,419	$171,645	$37,040	$13,086

SYBASE, INC.
Reconciliation of GAAP-based EPS to Non-GAAP EPS
for the three months ended March 31, 2008
(unaudited)

GAAP — based EPS	$0.21	$0.26

Amortization of purchased intangibles	0.07	0.07
Amortization of stock compensation expense	0.07	0.07
Income tax effect of above adjustments	(0.05)	(0.05)
Income tax effect due to differences between the GAAP and non-GAAP effective tax rate	0.00	0.00

Non-GAAP EPS	$0.30	$0.35

Please see “Note Regarding Non-GAAP Financial Measures” for important information regarding Non-GAAP Financial Measures.

SYBASE, INC.
Reconciliation of GAAP-based EPS to Non-GAAP EPS
for the twelve months ended December 31, 2008
(unaudited)

GAAP — based EPS	$1.50	$1.55

Amortization of purchased intangibles	0.31	0.31
Amortization of stock compensation expense	0.27	0.27
Income tax effect of above adjustments	(0.20)	(0.20)
Income tax effect due to differences between the GAAP and non-GAAP effective tax rate	(0.03)	(0.03)

Non-GAAP EPS	$1.85	$1.90

Please see “Note Regarding Non-GAAP Financial Measures” for important information regarding Non-GAAP Financial Measures.